EXHIBIT 10.5


                                             OneStopPlaza.Com
                                       7908 Sierra Vista Street
                                      Rancho Cucamonga, CA 91730
                              Phone: (909) 981-3453.   Fax: (909) 981-3793


December 23, 2000

Capco Energy, Inc.
2922 E. Chapman Ave., # 202, Orange, CA 92869

Re.: Amendment  to Letter  Agreement  dated  August 23,  2000 to Acquire  Equity
     Position in Meteor Stores, Inc., a New Mexico Corporation ("MSI").

Gentlemen:

Pursuant to negotiations, OneStopPlaza.Com, Inc. ("OSPC") (the "Buyer") and Capco, Energy, Inc. ("CEI") (the "Seller") hereby agree to amend the above referenced agreement and the amended agreement will read as following:

o Scope of Acquisition: Buyer to acquire Fifty-five percent (55%) of MSI common stock, which is currently owned and held by CEI.

o Purchase Price: The Purchase Price for the stock being acquired shall be Four Hundred Forty Thousand US dollars ($440,000). The purchase Price shall be paid as following: $55,000 already paid and on account with CEI shall be applied as cash payment towards the transaction. $116,250 resulting from surrender of 125,000 shares @ $0.93 per share of CEI common stock by Imran Jattala shall be applied to the purchase price. The balance of $268,750 ("Final Payment") shall be paid upon closing in form of surrender of 288,978 shares of CEI common stock valued at $0.93 per share.

o Effective Date and Control: The effective date of this transaction shall be January 1, 2000 and the Buyer shall be deemed in control of the management of MSI as of that date. CEI's equity position in MSI shall be for investment purposes only.

o Closing: The Closing shall take place upon presentation of the Finial Payment to the seller by the Buyer.

o Basis for Purchase Price Determination: The attached schedule ("Exhibit A") was used for determination of the Purchase Price.

o Financial Statements: Subject to adjustments noted elsewhere in this Letter Agreement and other adjustments that are necessary in ordinary course of business, MSI' s pro forma financial statements which were made part of the CEI's acquisition agreement shall set out corporation's starting assets, liabilities and equity. Such financial statements shall be subject to adjustments as required by this agreement made part of this Letter Agreement and attached as Exhibit B. The value of MSI shall not be any less then Enterprise Value determined in Exhibit A.

o CEI's Disclaimer and Assignments: It is understood that the Buyer is conducting this transaction on "as is, where is" basis. CEI will not be held responsible for any actions and / or claims arising out of this transaction.

    MSI shall continue to be entitled to all the adjustments that are due from Meteor Industries, Inc. ("MMI") resulting from CEI' s acquisition of MSI from MMI. Further, in this regard, CEI will make assignments in favor of MSI for all of the MSI's rights as per acquisition contract(s) between CEI and MMI.

o Adjustments and Inter-Company Accounts: CEI shall re-assume the note payable to MII regarding the Petrosantander transaction. All accounts between the Seller and MSI containing pre and post Effective Date transactions ("Inter-company Accounts") shall be reconciled. Both the buyer and the seller will contribute their proportionate share towards elimination of working capital deficit of MSI. The adjustments will take place within 120 days from the closing date. Such period may be extended by a mutual agreement.

o Post Closing Adjustments and Actions: Any and all post closing adjustments shall be resolved within 120 days from the closing date unless such 120 days period is waived and or extended by a mutual agreement between the Seller and Buyer. CEI shall obtain a release on all of MSI's common stock except for their 45% position in the MSI common stock from any party / parties where MSI stock may have been pledged as a collateral.

o Previous Agreements: This amended agreement and exhibits attached herewith will supercede all previous agreements, Exhibits, and closing statements.


When fully signed in the spaces provided below, this amended Letter Agreement shall be binding upon the Buyer, Seller, and MSI.

Agreed to and accepted:                                 Agreed to and accepted:
Capco Energy, Inc.                                       OneStopPlaza.Com, Inc.


   /signed/                                                 /signed/
-------------------------                          --------------------------

By: ______________________                         By: _______________________

Its _______________________                        Its: ________________________

Date: _____________________                        Date: _______________________



Agreed to and accepted:

Meteor Stores, Inc.


    /signed/
-------------------------

By: ______________________

Its _______________________

Date: _____________________